UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported) May 17, 2012

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska		99518
(Address of Principal’s Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Chugach Electric Association’s annual membership meeting was held on May 17, 2012. One new board member was elected, while one current board member was re-elected. Total number of members of record was 66,824. Out of 9,954 ballots cast, new board member Sisi Cooper received 6,383 votes, while current board member James Nordlund received 6,421 votes. Their terms expire in May of 2015. Directors Janet Reiser, Susan Reeves, P. J. Hill and Jim Henderson were elected by the sitting board as Chair, Vice Chair, Treasurer and Secretary, respectively.

There were also four proposed bylaw amendments before the membership. The first proposal changed the member advisory council from a standing committee to an ad hoc committee. The second proposal expanded joint memberships. The third proposal included housekeeping amendments. The final proposal permitted the Board of Directors to set meeting fees for member committees. All proposals passed.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description

3.2	Bylaws, as amended May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2012	CHUGACH ELECTRIC ASSOCIATION, INC.

	By:	/s/ Paul R. Risse
Paul R. Risse acting for
Bradley W. Evans
Chief Executive Officer